UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020 (June 11, 2020)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

On June 11, 2020, BankUnited, Inc. (the “Company”) completed an underwritten public offering (the “Offering”) of $300,000,000 aggregate principal amount of its 5.125% Subordinated Notes due 2030 (the “Notes”) pursuant to an Underwriting Agreement, dated June 4, 2020 (the “Agreement”), between the Company and BofA Securities, Inc., J.P. Morgan Securities LLC and Piper Sandler & Co. as representatives of the several underwriters named in Schedule II thereto, which was attached as Exhibit 1.1 to the Company’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission on June 10, 2020. The Notes were sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-227995) (the “Registration Statement”).

The Notes were issued pursuant to an Indenture, dated as of June 11, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of June 11, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee. The Notes will pay interest semi-annually in arrears at a rate of 5.125% per annum.

The Notes will be the Company’s unsecured, subordinated obligations and (i) will rank junior in right of payment to the Company’s existing and future Company Senior Indebtedness (as defined in the Indenture); (ii) will rank equal in right of payment with any of the Company’s existing and all of the Company’s future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and certain other obligations; (iii) will rank senior in right of payment to any of the Company’s future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes; and (iv) will be structurally subordinated to all of the existing and future indebtedness, deposits and other liabilities of the Company’s current and future subsidiaries, including, without limitation, BankUnited, N.A.

The Indenture contains covenants that limit the Company’s ability to, among other things, enter into certain consolidations, mergers, sales, conveyances, transfers or leases of all or substantially all the Company’s assets. The Indenture also provides for events of default. If certain of such events of default occur, the principal of and accrued interest on the Notes would become due and payable. The Company may issue additional debt from time to time pursuant to the Indenture.

On or after March 11, 2030 (three months prior to the maturity date), subject to obtaining prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued but unpaid interest to, but excluding, the redemption date. The Notes may otherwise only be redeemed at the Company’s option under certain circumstances, as described in the Indenture.

The above description of the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Base Indenture, (ii) the Supplemental Indenture and (iii) the forms of the Notes, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Item 8.01. Other Events.

This Current Report on Form 8-K is being filed, in part, for the purpose of filing the documents attached as exhibits hereto as exhibits to the Registration Statement in connection with the issuance of the Notes in the Offering, and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture dated as of June 11, 2020 between BankUnited, Inc. and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture dated as of June 11, 2020 between BankUnited, Inc. and U.S. Bank National Association, as trustee
4.3	Form of 5.125% Subordinated Note due 2030 (included as part of Exhibit 4.2 above)
5.1	Opinion of Wachtell, Lipton, Rosen & Katz
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
104	The cover page from this Current Report on From 8-K formatted in Inline XBRL (included as Exhibit 101)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED, INC.
Dated: June 11, 2020	By:	/s/ Leslie Lunak
Name: Leslie Lunak
Title: Chief Financial Officer